EXHIBIT 10.4

                               SERVICES AGREEMENT

                                     BETWEEN

                         ACCESS ONE COMMUNICATIONS CORP.

                                       AND

                          TALK.COM HOLDING CORP., INC.


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                                TABLE OF CONTENTS

                                                                            PAGE


1.   Definitions...............................................................1

2.   Services; Service Orders..................................................6

3.   Term......................................................................6

4.   Billing And Payment; Rates And Charges....................................7

5.   Audits....................................................................8

6.   Most Favored Purchaser....................................................8

7.   Data Retention............................................................9

8.   Taxes.....................................................................9

     8.1      Filing of Returns................................................9

     8.2      Taxes - Calculation and Billing..................................9

     8.3      Universal Service Assessment....................................10

     8.4      Taxes/Additional Charges........................................10

     8.5      Tax Reporting...................................................11

9.   Termination..............................................................11

10.  Warranties And Limitation Of Liability...................................12

11.  Indemnification..........................................................12

12.  Confidentiality..........................................................13

13.  Notices..................................................................15

14.  Compliance With Law......................................................16

15.  Effect of Tariffs........................................................16

16.  Software Development.....................................................16

17.  Force Majeure............................................................16

18.  Waivers..................................................................17

19.  Assignment...............................................................17

20.  Independent Contractors..................................................17

21.  Integration..............................................................18

22.  Governing Law; Arbitration...............................................18

23.  Construction.............................................................18

24.  Headings.................................................................18

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                                TABLE OF CONTENTS
                                  (CONTINUED)

25.  Third Parties............................................................19

26.  Trade Names and Trademarks...............................................19

27.  Unenforceability Of Provisions...........................................19

28.  Cumulative Rights And Remedies...........................................19

29.  Amendments...............................................................19

30.  Survival Of Provisions...................................................19

31.  Counterparts.............................................................19


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                               SERVICES AGREEMENT

         This Services Agreement is made as of this 24th day of March, 2000 (the "EFFECTIVE DATE") by and between Access One Communications Corp., a New Jersey corporation, on behalf of itself and its Affiliates that may provide a portion of the services under this Agreement ("ACCESS ONE"), and Talk.com Holding Corp., Inc., a Pennsylvania corporation ("TALK.COM").

                                    RECITALS

         WHEREAS, the Parties are Telecommunications Carriers subject to the Communications Act of 1934, as amended; and

         WHEREAS, Access One is engaged in the business of providing Local Exchange Services and Exchange Access Services through the use of combinations of unbundled Network Elements obtained from Incumbent Local Exchange Carriers and otherwise; and

         WHEREAS,  Talk.Com  desires to offer  Telephone  Exchange  Services and
Exchange  Access  Services  by  reselling   telecommunications   facilities  and
services, and Administrative Support Services, obtained from Access One; and

         WHEREAS, Access One desires to sell its capabilities in providing Telephone Exchange Services, Exchange Access Services, and certain Administrative Support Services, to Talk.Com for use by Talk.Com to provide Telephone Exchange Services and Exchange Access Services to its End Users.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and warranties contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    AGREEMENT

1.       DEFINITIONS

         Whenever used in this Agreement, the following terms shall have the respective meanings given to them in this Section 1. Said terms also shall have the said meanings when used in any exhibit, schedule, attachment, or addendum hereto or in any document made or otherwise delivered pursuant to this Agreement. Each term defined in this Section 1 shall be deemed to refer to the singular, plural, masculine, feminine or neuter as the context requires.

         1.1  "AAA" refers to the American Arbitration Association.

         1.2 "ACT" means the Communications Act of 1934, 47 U.S.C.ss.151, et. seq., as amended by the Telecommunications Act of 1996 and otherwise, and all rules, regulations, orders, policies and other pronouncements of the FCC, implementing or enforcing such statutes.

         1.3  "ADMINISTRATIVE   SUPPORT  SERVICES"  refers  to  both  the  UNE-P
              Administrative Support Services and TSR Administrative Support Services as defined herein.

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         1.4  "AGREEMENT" means this Services Agreement,  as originally executed and as the same may be amended, modified and supplemented from time to time by exhibits, schedules, attachments or addendums executed in accordance herewith.

         1.5 "AFFILIATE" means, when used with reference to a specific Person, any Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such specific Person. This term shall also include any person who, directly or indirectly, through one or more intermediaries, has the contractual right or option to acquire or vote more than ten percent (10%) of the voting interest of a specific Person.

         1.6 "ASSIGNMENT" means a sale, exchange, transfer or other disposition of all or any portion of a Party's rights hereunder.

         1.7 "AUTHORIZATIONS" has the meaning set forth in Section 14 of the Agreement.

         1.8 "AUTOMATIC NUMBER IDENTIFICATION" or "ANI" is the directory number of the calling station, used by a Telecommunications Carrier for routing and billing purposes.

         1.9  "BILLING SERVICES" are as described in Exhibit B of the Agreement.

         1.10 "BTN" or  "BILLING  TELEPHONE  NUMBER"  has the meaning set for in
              Section 1.20 of Exhibit A of the Agreement.

         1.11 "BUSINESS DAY" means any day other than Saturdays, Sundays, and legal holidays.

         1.12 "CARRIER ACCESS BILLING SYSTEM" or "CABS" has the meaning set forth in Section 5.1 of Exhibit B of the Agreement.

         1.13 "CALL  DETAIL  RECORDS"  or "CDR"  has the  meaning  set  forth in
              Section 3.1 of Exhibit B of the Agreement.

         1.14 "CONTROL" (or the verb form "CONTROLLED"), means a Person shall be deemed to control another Person when such controlling Person has the power, directly or indirectly, to cause the direction of the management or policies of such other Person, whether through the ownership of voting securities, by contract, agency or otherwise.

         1.15 "CUSTOMER PROPRIETARY NETWORK INFORMATION" or "CPNI" is as defined by the Act.

         1.16 "CUSTOMER  SERVICE RECORDS" or "CSRS" has the meaning set forth in
              Section 1.14 of Exhibit A of the Agreement.

         1.17 "CUSTOMER" means any End-User of the Services.

         1.18 "DIRECTORY NUMBER" or "DN" means a unique ten-digit number that resides on a Access One switch, also referred to as a "working telephone number".

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         1.19 "ELECTRONIC  DATA EXCHANGE  INTERFACE" or "EDI" refers to industry standard computer-to-computer exchange of business records over telephone lines and the Internet.

         1.20 "EXCHANGE MESSAGE INTERFACE" or "EMI" has the meaning set forth in
              Section 3.1 of Exhibit B of the Agreement.

         1.21 "END USER" means a Customer that purchases Telephone Exchange Services or Telephone Toll Services from Talk.com.

         1.22 "EUCL" means the "END-USER COMMON LINE CHARGE" (also known as the "SUBSCRIBER LINE CHARGE" or "SLC"), as established and defined by FCC regulations governing Switched Access Services.

         1.23 "EFFECTIVE DATE" has the meaning set forth in the first paragraph of this Agreement.

         1.24 "EXCHANGE ACCESS" is as defined by the Act.

         1.25 "FCC" refers to the Federal Communications Commission.

         1.26 "FINAL ORDER" means an action by any applicable federal or state agency or court as to which: (i) no request for stay by the federal or state agency or court of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, it has passed;
              (ii) no petition for rehearing or reconsideration of the action is pending and the time for filing any such petition has passed;
              (iii) the federal or state agency or court does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the federal or state agency's or court's action is pending or in effect, and if any deadline for filing such appeal or request is designated by statute or rule, it has passed.

         1.27 "ILEC" means an "INCUMBENT LOCAL EXCHANGE CARRIER" as defined by the Act.

         1.28 "INDEMNIFIED PERSON" has the meaning set forth in Section 11.1 of the Agreement.

         1.29 "INDEMNIFYING PARTY" has the meaning set forth in Section 11.1 of the Agreement.


         1.30 "IXC" means an interexchange carrier providing Telephone Toll Services.

         1.31 "JOINT  IMPLEMENTATION  PLAN" has the meaning set forth in Section
              4.2 of Exhibit A of the Agreement.

         1.32 "JOINT  IMPLEMENTATION  TEAM" has the meaning set forth in Section
              2.1 of Exhibit A of the Agreement.

         1.33 "LEC" means a "LOCAL EXCHANGE CARRIER" as defined by the Act.

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         1.34 "LOA" or "LETTER OF  AUTHORIZATION"  is as defined in 47 C.F.R.ss.
              64.1100.

         1.35 "LOSS" has the meaning set forth in Section 11.1 of the Agreement.

         1.36 "MERGER AGREEMENT" refers to the Agreement and Plan of Merger dated March 24, 2000 and entered between Talk.com Inc., Aladdin Acquisition Corp., and Access One Communications Corp. pursuant to which Talk.com, Inc. would acquire all of the stock of Access One Communications Corp.

         1.37 "MPB" or "MEET BILLING POINT" has the meaning set forth in Section
              5.2 of Exhibit B of the Agreement.

         1.38 "NETWORK ELEMENT" is as defined by the Act.

         1.39 "NETWORK DATA MOVER" or "NDM" has the meaning set forth in Section
              3.1 of Exhibit B of the Agreement.

         1.40 "NOTICE OF CLAIM" has the meaning set forth in Section 11.2 of the Agreement.

         1.41 "NRC" means a non-recurring charge.

         1.42 "OSS" or "OPERATIONS SUPPORT SYSTEMS" has the meaning set forth in
              Section 1.7 of Exhibit A of the Agreement.

         1.43 "PARTY" or "PARTIES" refers to one or both of the parties to this Agreement, Access One or Talk.com, as the context indicates.

         1.44 "PERSON" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such person as the context may require.

         1.45 "PHASE I" refers to the first 180 days after the Effective Date of this Agreement. During such period, the Talk.com base of End Users of its Telephone Toll Services that subscribed to Talk.com Telephone Toll Services through America On Line ("AOL"), will be transitioned to the Access One platform for Telephone Exchange Services and Exchange Access Services to the extent feasible and desirable to Talk.com. In addition, during such period, Access One shall provide customer service, billing inquiry and trouble reporting on Talk.com's behalf.

         1.46 "PHASE II" refers to the period of time beginning 181 days after the Effective Date and ending as of the termination of this Agreement. During such time, both AOL-derived End Users and non-AOL-derived End Users of Talk.com Telephone Toll Services will be transitioned to the Access One platform for Telephone Exchange Services and Exchange Access Service(s) as feasible and desirable to Talk.com. In addition, during such period, Talk.com will take back from Access One the customer service, billing inquiry and trouble reporting functions associated with the provision of Services to Talk.com End Users.

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         1.47 "PICC"  means the  "PRESUBSCRIBED  INTEREXCHANGE  CARRIER  CHARGE"
              element of Switched Access charges, as further defined by FCC regulations governing the provision of Switched Access Services.

         1.48 "PROPRIETARY INFORMATION" means information marked with an appropriate legend relating to the business or operations of Talk.com, Access One, or their subsidiaries, Affiliates, End Users and consultants including, but not limited to, all technical, marketing and financial information relating thereto, any information relating to the pricing, methods, processes, financial data, lists, apparatus, statistics, programs, research, development or related information of Talk.com, Access One or their subsidiaries or Affiliates, or Talk.com's or Access One's End Users, concerning past, present or future business activities or operations of said entities or the provision of Services under this Agreement, as further described in Section 12.1 of the Agreement.

         1.49 "REGULATORY REQUIREMENT" has the meaning set forth in Section 9.1 of the Agreement.

         1.50 "SERVICES" refers to the UNE-P facilities and services, the TSR services, the Administrative Support Services, and the Billing Services, delineated in Exhibits A-C to the Agreement, purchased by Talk.com to be resold to End Users in certain geographic market areas, or otherwise used by Talk.com to provide Telephone Exchange Services and Exchange Access Services.

         1.51 "SERVICE AREAS" refer to the geographic markets referred in Exhibit A of the Agreement as amended from time-to-time.

         1.52 "SERVICE OUTAGE" refers to a failure of any component of the Service(s) that results in a complete loss of call origination and/or receipt capability.

         1.53 "SUBSIDIARY" means any person owned or controlled by Access One or Talk.com.

         1.54 "STATE COMMISSION" is as defined by the Act.

         1.55 "SWITCHED ACCESS RATES" refers to the rates applicable to Switched Access Services.

         1.56 "SWITCHED ACCESS SERVICE" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of origination or termination of Telephone Toll Services, and is a subset of Exchange Access Services.

         1.57 "TARIFFED SERVICES" are services offered pursuant to effective tariffs filed with the various applicable State Commissions and/or the FCC.

         1.58 "TAX" or "TAXES" has the meaning set forth in Section 8.1(A) of the Agreement.

         1.59 "TELECOMMUNICATION CARRIER" is as defined by the Act.

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         1.60 "TELEPHONE EXCHANGE SERVICES" is as defined by the Act.

         1.61 "TELECOMMUNICATIONS SERVICES" is as defined by the Act.

         1.62 "TELEPHONE TOLL SERVICES" is as defined by the Act.

         1.63 "TSR ADMINISTRATIVE SUPPORT SERVICES" is as described in Section 3 of Exhibit A.

         1.64 "UNE-PLATFORM" or "UNE-P" refers to various combinations of the loop, port, transport, and other Network Elements obtained from ILECs. Each such Network Element combination is sufficient to enable Telecommunications Carriers to provide Telephone Exchange Service(s) and Switched Access Service(s) exclusively through the use such combination of Network Elements.

         1.65 "UNE-P ADMINISTRATIVE SUPPORT SERVICES" as described in Section 2 of Exhibit A.

         1.66 "USF" or  "UNIVERSAL  SERVICE  FUND" has the  meaning set forth in
              Section 8.4.

1.67     "USAA" refers to the United States Arbitration Act, 9 U.S.C.ss.1-16.

2.       SERVICES; SERVICE ORDERS

         2.1 Access One shall, in accordance with this Agreement, provide to Talk.com those Telephone Exchange Services, Exchange Access Services, Administrative Support Services, and Billing Services, as defined and identified in the attached Exhibits A-C.

         2.2 Orders for the Services shall be transmitted and processed in accordance with Talk.com's then-current, standard order procedures and guidelines, as well as any procedures set out in the applicable Exhibit for a specific Service (as such procedures and guidelines may be modified from time to time by Talk.com).

3.       TERM

         The initial term of this Agreement is 5 years from the Effective Date and will continue thereafter for successive 1 year terms, unless (a) either Party gives written notice to the other of its intent to terminate this Agreement at least 90 days prior to the end of the then current term, or, (b) either Party terminates this Agreement pursuant to the terms of Sections 3 or 9 of this Agreement.

4.       BILLING AND PAYMENT; RATES AND CHARGES

         4.1 Talk.com shall pay Access One for the Services at the rates, fees and charges set forth below and in Exhibit C hereto. As indicated on Exhibit C, Access One shall provide the Services and related facilities at rates specified therein.

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              (A)    Certain  rate  elements  are marked  with [X] on Exhibit C,
                     meaning  that  the  specific   rate  level  is  yet  to  be
                     determined by the Parties. The Parties agree to negotiate in good faith to establish specific rates within 14 days after the Effective Date hereof. If the Parties fail to agree, either Party may submit the matter to arbitration pursuant to Section 22 of the Agreement. In such event, the arbitrator shall establish rates which permit Access One to recover their direct incremental cost of providing the requested service or facility plus a return of 10 percent, and such determination shall be binding upon the Parties.

              (B) All stated pricing assumes that Talk.com and Access One will become Affiliates within 1 year after the Effective Date hereof through consummation of the transactions contemplated by the Merger Agreement. In the event that the Parties do not become Affiliates through consummation of the transactions contemplated by the Merger Agreement within 1 year after the Effective Date hereof, all pricing will be automatically and immediately revised. In such event, all services and facilities to be provided by Access One to Talk.com pursuant to this Agreement shall be provided at the direct incremental cost to Access One of obtaining and providing such service or facility, without mark-up, overhead allocation or profit to Access One, for the remainder of the initial term. Provided, however, that if the transactions contemplated by the Merger Agreement are not consummated within 1 year after the Effective Date hereof, for reasons that are not attributable to any action or inaction of Access One or its Affiliates, then the initial pricing shall not be so revised.

        4.2 Access One shall invoice Talk.com via facsimile for the Services and for any other sums due Access One on a monthly basis. All invoices must itemize related circuit charges (and or credits) by individual circuit components and must identify circuit charges by their Service Order Number, Talk.com Circuit Identification Number and Access One Circuit Identification Number. Recurring and non-recurring charges must be separately itemized for each circuit.

        4.3 Each Invoice shall be paid by Talk.com in immediately available U.S. funds so that the payment is received by Access One no later than 30 days from the date of the Invoice. The Parties agree that
              (a) the Invoice date will be the same day the Invoice is faxed to Talk.com (with electronic confirmation of receipt), and (b) the Invoice will be faxed on a Business Day and followed by a confirmation copy sent by first class U.S. mail.

        4.4 Talk.com shall have the right to dispute in good faith any charges included on Access One invoices. In the event of any dispute, the entire invoice, whether disputed or not, shall be paid as provided in Section 4.3. All invoicing disputes that cannot be resolved by negotiation will be resolved in accordance with the provisions of
              Section 22. Notwithstanding any provisions contained in this Agreement to the contrary, Talk.com's failure to pay any invoice or portion thereof as a result of an unresolved dispute shall not be considered a breach of the terms and provisions of this Agreement.

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        4.5   Talk.com shall not be responsible to pay any Access One charge not invoiced to  Talk.com  within 90 days after such Access One charge
              originated,   provided  that  such  timeframe  shall  be  extended
              concomitant to any tardiness attributable to delayed billing of Access One by the ILEC(s). For purposes of this Section 4.5, a recurring monthly Service charge will be deemed to originate on the first day of the month (e.g., recurring charges for the month of January will be deemed to originate on January 1). By way of example, Talk.com will not be obligated to pay a recurring monthly Service charge for the month of January if that charge is not invoiced to Talk.com on or before that date that is 90 days after January 1.

        4.6 If at any time Talk.com pays Access One an amount that is in excess of Talk.com's actual obligations to Access One under this Agreement with respect to Services, Access One shall credit the amount of the overpayment towards Talk.com's obligations next coming due under this Agreement.

5.      AUDITS

        5.1 If Talk.com disputes the accounts receivable or Access One's invoices under this Agreement, desires to check or verify compliance by Access One with the terms of Section 6 of the Agreement, or seeks to verify costs incurred by Access One in providing services and facilities hereunder, Talk.com shall have the right from time to time, but no more than once in any 3 month period of the term of this Agreement or any renewal thereof, and for a period of 90 days following the expiration of the term or any renewal thereof, to have access to and conduct an inspection of Access One's books, documents, and records as may, under recognized accounting practices, contain information bearing on the accounts receivable, Access One's invoices or compliance with
              Section 6. Such audit shall be conducted:


              (A) during normal business hours after 5 days advance written notice if conducted by in-house Talk.com finance staff;

              (B) during normal business hours after 30 days advance written notice if conducted by an independent accredited accounting firm of Talk.com's choice; and

              (C)    at Talk.com's expense.

6.       MOST FAVORED PURCHASER

         During the term of this Agreement and any subsequent extensions, the rates for Services provided under this Agreement must be no greater than the rates for substantially similar services made available to any third party by Access One, whether under tariff, pursuant to a contract or otherwise. If the rates under this Agreement are at any time greater than the rates made available to a third party as set forth above, Access One shall decrease the rates under this Agreement as necessary to eliminate this discrepancy. Any rate adjustments required by this
         Section 6 will be made retroactive to the date the lower rates were made available to the third party. If it is determined that Access One has not fully complied with the terms of this Section 6, Access One shall refund to Talk.com of the difference between the dollar amount that Talk.com paid for the affected Service and the dollar amount that Talk.com would have paid for the affected Service had Access One been in full compliance.

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7.       DATA RETENTION

         All End User invoicing, data, customer invoices, exemption certificates and taxing procedures, regardless of format will be maintained for a period of 7 years. All such information shall be treated as Proprietary Information in accordance with the provisions of Section 12 of this Agreement.

8.       TAXES

         8.1  FILING OF RETURNS

              (A) Talk.com shall timely file, to the extent required by law, all returns for federal, state and local sales, use, excise, gross receipts or other taxes or tax like fees ("TAX" or "TAXES") imposed on or with respect to Talk.com's services and pay or remit all these Taxes to the imposing authority.

              (B) Access One shall use, for the tax status of Talk.com's End-Users, such information as may be supplied to Access One by Talk.com regarding tax exemptions of End-Users who use Talk.com's services.

              (C) Access One is solely responsible for maintaining this tax exempt information in an accurate and complete manner.

              (D) Access One shall furnish Talk.com all information (in an electronic format) in Access One's possession necessary for Talk.com to file accurate and timely tax returns.

         8.2  TAXES - CALCULATION AND BILLING

              Whenever providing  Billing services for Talk.com pursuant to this
              Agreement:

              (A) Access One shall use the same tax practice and procedures to apply Taxes, including such taxes as sales taxes, local school taxes, excise taxes, utility taxes, and any other identified in the normal course of business, in accordance with Access One's standard procedures on similar or comparable services, unless notified in writing by Talk.com to do otherwise. Access One shall implement any legislated tax law or tax rate changes into its procedures as required by applicable tax law for services billed by Access One.

              (B) Access One shall not be entitled to retain or receive from Talk.com any statutory fee or share of Taxes to which the person collecting these Taxes is entitled under applicable law.

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              (C)    Talk.com  shall give Access One 60 days prior notice of Tax billing changes, and Access One shall use its best efforts to implement these changes within 60 days of notification.

              (D) Access One shall be responsible for implementing any legislated Tax rate changes on Taxes currently being charged to End-Users on Talk.com's behalf, which are also being billed for Access One's end users.

              (E) Talk.com shall have the right to review Access One's tax procedures and supporting documentation, and Access One shall supply Talk.com with this documentation upon request by Talk.com at a mutually agreeable location. Talk.com can request Access One to change its tax procedures with respect to applying and billing Taxes and Access One shall implement such change.

              (F) Talk.com shall hold Access One harmless from any liability arising out of Access One's implementation of tax billing changes while these changes are being implemented, except to the extent arising out of Access One's negligent acts or omissions or willful misconduct.

         8.3  UNIVERSAL SERVICE ASSESSMENT

              Whenever Access One provides Billing Services for Talk.com pursuant to this Agreement, Access One shall bill and collect all surcharges imposed by Talk.com for the recovery of federal or state universal service recovery programs or similar assessments (collectively, "USF"), in a manner, format and amount directed by Talk.com.

         8.4  TAXES/ADDITIONAL CHARGES

              (A) Talk.com shall pay all sales, use, excise or other similar consumption taxes, if any, that are by the terms of the relevant statute or ordinance imposed upon the entity receiving the Services provided under this Agreement. In the event Talk.com believes it is exempt from any tax,
                     Talk.com will provide Access One with an exemption certificate evidencing the claimed exemption, which Access One shall honor. In no case will Talk.com be responsible for any income taxes levied upon Access One's income, or any real or personal property taxes assessed against Access One or its property, including any gross receipts taxes assessed in lieu of income or property taxes, or any municipal franchise taxes. Notwithstanding anything to the contrary in this Section 8.4, Talk.com may protest and contest by appropriate proceedings any Tax for which it may be liable under this Agreement.

              (B) Talk.com shall not be obligated to pay any additional charges other than those contemplated by this Agreement; except that Talk.com may pay additional one time charges where such charges are negotiated and agreed to by Talk.com.

         8.5  TAX REPORTING.

              Access One shall provide such reports to Talk.com as are reasonably required by Talk.com to report and pay applicable taxes and USF. Such reports shall be issued at intervals and in formats reasonably directed by Talk.com.

9.       TERMINATION

         9.1 If the FCC, a State Commission or a court of competent jurisdiction issues a rule, regulation, law or order that has the effect of canceling, changing, or superseding any material term or provision of this Agreement (collectively, "REGULATORY REQUIREMENT"), then this Agreement will be deemed modified in such a way as the Parties mutually agree is consistent with the form, intent and purpose of this Agreement and is necessary to comply with such Regulatory Requirement. Should the Parties not be able to agree on modifications necessary to comply with a Regulatory
              Requirement within 30 days after the Regulatory Requirement is effective, then upon written notice either Party may, to the extent practicable, terminate that portion of this Agreement impacted by the Regulatory Requirement.

         9.2 Either Party may terminate this Agreement upon the other Party's insolvency, dissolution or cessation of business operations.

         9.3 In the event of a breach of any material term or condition of this Agreement by a Party, the other Party may terminate this Agreement upon 30 days written notice, unless the breaching Party cures the breach during the 30 day period. A breach that cannot be reasonably cured within a 30 day period may be addressed by a written waiver of this paragraph signed by the Parties.

         9.4 Notwithstanding any other provision of this Agreement, Talk.com may terminate this Agreement at any time by providing 30 days advance written notice of termination to Access One.

         9.5 In the event that the merger transaction contemplated in the Merger Agreement is not consummated within 1 year after the Effective Date of this Agreement, and such failure to close the merger transaction is not attributable to any action or inaction of Access One or its Affiliates, then Access One may terminate this Agreement by providing 120 days advance written notice of termination to Talk.com.

         9.6 Notwithstanding anything contained in this Agreement to the contrary, if either Party terminates this Agreement, then Talk.com will have a reasonable time period to continue to use the
              Services, while Talk.com procures and transitions its telecommunications traffic to another service provider. Each Party acknowledges that a reasonable time period is at least 120 days and no more than 180 days from the date of termination. Access One acknowledges that its failure to comply with the provisions of this Section will cause irreparable harm to Talk.com that cannot be adequately compensated for in damages, and accordingly acknowledges that Talk.com will be entitled, in addition to any other remedies available to it, to interlocutory and permanent injunctive relief to restrain any anticipated, present or continuing breach of this Section.

10.      WARRANTIES AND LIMITATION OF LIABILITY

         IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR TO ANY THIRD PARTIES FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR
         EXEMPLARY DAMAGES RELATING TO OR ARISING FROM THE PROVISION OF SERVICES, OR OTHERWISE RELATING TO THE PERFORMANCE BY EITHER PARTY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, DAMAGES BASED ON LOSS OF REVENUES, PROFITS OR BUSINESS OPPORTUNITIES, WHETHER OR NOT ACCESS ONE OR TALK.COM HAD OR SHOULD HAVE HAD ANY KNOWLEDGE, ACTUAL OR CONSTRUCTIVE, THAT THESE DAMAGES MIGHT BE INCURRED; EXCEPT THAT THE FOREGOING IS NOT INTENDED TO LIMIT ANY REMEDIES EXPRESSLY PROVIDED FOR IN THIS AGREEMENT.

11.      INDEMNIFICATION

         11.1 Each Party (the "INDEMNIFYING PARTY") shall indemnify and hold harmless the other Party, its officers, directors, employees, shareholders and agents (each an "INDEMNIFIED PERSON") against any losses, lawsuits, claims, damages, liabilities, penalties, actions, proceedings or judgments (each a "LOSS," and, collectively, "LOSSES") to which an Indemnified Person may become subject, related to or arising out of gross negligence or willful misconduct by the Indemnifying Party in its performance under this Agreement, or arising out of the negligence or willful misconduct in its performance under Section 1.13 of Exhibit A.

         11.2 Upon obtaining knowledge of a Loss, an Indemnified Person shall promptly give the Indemnifying Party written notice of any Loss that an Indemnified Person has determined has given or could give rise to a claim for indemnification under this Section 11 (a "NOTICE OF CLAIM"). A Notice of Claim must specify in reasonable detail the nature and all known particulars related to the Loss for which indemnification is sought under this Section 11, but failure to give a Notice of Claim shall not release the Indemnifying Party from indemnifying an Indemnified Person, unless the Indemnifying Party is actually prejudiced thereby.

         11.3 The Indemnifying Party shall assume the defense of any Loss that is a claim by a third party against an Indemnified Person. An
              Indemnified Person has the right, but not the obligation, to participate, at its own cost and expense, in the defense or other opposition of any Loss through legal counsel selected by it and has the right, but not the obligation, to assert any and all cross-claims or counterclaims that it may have. An Indemnified Person shall, at the Indemnifying Party's expense:

              (A) at all times cooperate in all reasonable ways with, make its relevant files and records available for inspection and copying by, make its employees reasonably available to and otherwise render reasonable assistance to the Indemnifying Party upon request; and

               (B) not compromise or settle any Loss without the prior written consent of the Indemnifying Party.

         11.4 If the Indemnifying Party proposes to settle or compromise any Loss, the Indemnifying Party shall give written notice to that effect (together with a statement in reasonable detail of the terms and conditions of the proposed settlement or compromise) to the Indemnified Person within a reasonable time prior to effecting the settlement or compromise. Notwithstanding anything contained in this Section to the contrary, an Indemnified Person may object to the settlement or compromise of any Loss whereupon:

               (A) the Indemnified Person shall assume the defense or other opposition of this Loss; and

               (B) the Indemnifying Party will be released from any and all liability with respect to this Loss to the extent that this liability exceeds the liability that the Indemnifying Party would have had in respect of this settlement or compromise.

         11.5 To the extent that any terms of this Section 11 are inconsistent with any terms of Section 8, any inconsistent terms of Section 8 prevail.

12.      CONFIDENTIALITY

         12.1 Each Party agrees that the following information is the confidential and proprietary information or trade secrets (collectively, "PROPRIETARY INFORMATION") of the disclosing party and will remain the sole and exclusive property of the disclosing party:

               (A) all information furnished by the other Party that is labeled "confidential;"

               (B)    all  information  with  respect to which the  recipient is
                      notified  in  writing  that  the   information   is  being
                      transmitted on a confidential basis;

               (C)    the provisions of this Agreement;

               (D) any information whatsoever with respect to the End-Users and Services;

               (E) the course of dealing between the Parties under this Agreement; and

               (F)    End  User   billing  data  and  account   information   as
                      referenced in Section 7 hereof.

         12.2 Proprietary Information shall not include information that the receiving party can demonstrate:

               (A) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party;

               (B) was known to the receiving party as of the time of its disclosure;

               (C) is independently developed by the receiving party without access to the Proprietary Information of the disclosing party; or

               (D) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

         12.3  Except as provided for in this Agreement, each Party shall:

               (A) not make any disclosure of the Proprietary Information to anyone other than its employees and agents who have a need to know in connection with the performance of the Parties' obligations under this Agreement;

               (B) take measures to protect the confidentiality of the other Party's Proprietary Information that, in the aggregate, are no less protective than those measures it uses to protect the confidentiality of its own proprietary information;

               (C) advise those to whom disclosure of Proprietary Information is made of the confidential nature of the Proprietary Information and of the prohibitions contained in this
                      Section 12;

               (D) not duplicate the Proprietary Information, except as reasonably necessary to perform their duties under this Agreement; and

               (E) not remove or destroy any proprietary or copyright notice appearing on the Proprietary Information. Each Party shall notify its employees and agents of their confidentiality obligations with respect to the Proprietary Information and shall require its employees and agents to agree to comply with these obligations.

         12.4 If the receiving party is requested or legally compelled by a governmental agency to disclose any of the Proprietary Information of the disclosing party, the receiving party agrees that it will provide the disclosing party with prompt written notice of these requests so that the disclosing party has the opportunity to pursue its legal and equitable remedies regarding potential disclosure.

         12.5 Each Party acknowledges that its breach or threatened breach of this Section may cause the disclosing party irreparable harm that would not be adequately compensated by monetary damages. Accordingly, in the event of any breach or threatened breach, the receiving party agrees that equitable relief, including temporary or permanent injunctions, is an available remedy in addition to any legal remedies to which the disclosing party may be entitled.

         12.6 Notwithstanding anything contained in this Section 12 to the contrary, either Party may make disclosure to purchasers and prospective purchasers of their respective companies, auditors, attorneys, financial advisors, lenders and prospective lenders, investors and prospective investors, provided that in each case the recipient agrees in writing to be bound by the confidentiality provisions set forth in this Section. In addition, either Party may make disclosure as required by a court order or as otherwise required by law, securities exchange or SEC rules or regulations, or in any legal or arbitration proceeding relating to this Agreement.

         12.7 Neither Party shall publish or use any advertising, sales, promotions or other publicity materials that use the other Party's name, logo, trademarks or service marks without the prior written approval of the other Party. Each Party agrees not to issue any publicity materials, press releases or other public statements that refer to, or describe any aspect of, this Agreement or the Services provided pursuant to this Agreement, without the prior written approval of the other Party.

         12.8 The Parties shall strictly adhere to all requirements of the Act and FCC regulations governing the use and protection of Customer Proprietary Network Information ("CPNI") in the provision of Service(s) under this Agreement.

13.      NOTICES

         All notices, including but not limited to, demands, requests and other communications required or permitted under this Agreement (not including Invoices) shall be in writing and shall be deemed given: (i) when delivered in person, (ii) 24 hours after deposit with an overnight delivery service for next day delivery, (ii) the same day when sent by facsimile transmission during normal business hours, receipt confirmed by sender's equipment, or (iii) three business days after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, and addressed to the recipient Party at the address set forth below:

                  For Access One:           Kevin Griffo
                                            President
                                            Access One Communications Corp.
                                            6849 West Colonial Drive
                                            Orlando, Florida  32818
                                            Telephone: 407/313-1300
                                            Facsimile: 407/313-1313

                  For Talk.com              Al Lawn
                                            Vice President and General Counsel
                                            Talk.com
                                            6805 Route 202
                                            New Hope, Pennsylvania  18938
                                            Telephone: 215/862-1092
                                            Facsimile: 215/862-1085

14.      COMPLIANCE WITH LAW

         During the term of this Agreement, the Parties shall comply with all local, state and federal laws and regulations applicable to this Agreement and to their respective businesses. Further, each Party shall obtain, file and maintain any tariffs, permits, certifications, authorizations, licenses or similar documentation as may be required by the FCC, a State Commission or any other governmental body or agency having jurisdiction over its business ("AUTHORIZATIONS"). Upon the request of a Party, which request shall not be more frequent than once every 6 months (unless based on a request or an order of a governmental body or agency having jurisdiction over either Party), the other Party will provide copies of the requested Authorizations.

15.      EFFECT OF TARIFFS

         Talk.com and Access One are both Telecommunications Carriers and intend that this Agreement be deemed an intercarrier agreement as between them. Furthermore, to the extent this Agreement is subject to FCC regulations, Talk.com and Access One agree that as an intercarrier agreement this Agreement is not subject to the filing requirements of
         Section 211(a) of the Communications Act of 1934 (47 U.S.C. Section 211(a)) as implemented in 47 C.F.R. Section 43.51. The provision of Services to Talk.com shall be governed exclusively by this Agreement, and shall not be affected by any local, state or federal tariff existing as of the date of this Agreement or subsequently filed by Access One or any Affiliate of Access One. Access One agrees not to file any federal or state tariff covering Services provided under this Agreement, unless Talk.com gives its express, written prior consent to such filing.

16.      SOFTWARE DEVELOPMENT

         The Parties mutually agree that Talk.com may identify and require improvements and enhancements to software and systems of Access One necessary or useful to provide the Services. In such event, Access One shall engage in the development work specified by Talk.com, and Talk.com shall reimburse the direct incumbent out-of-pocket costs of such development efforts. Access One shall own only resulting software improvements.

17.      FORCE MAJEURE

         Neither Party shall be liable under this Agreement for delays, failures to perform, damages or any consequence thereof, caused by, or due to fire, earthquake, flood, water, the elements, explosions, civil disturbances, governmental actions, shortages of equipment or supplies, unavailability of transportation or any other cause beyond its reasonable control.

18.      WAIVERS

         No waiver of any term or condition of this Agreement is enforceable unless it is in writing and signed by the Party against whom it is sought to be charged. No failure or delay by either Party in exercising any right, power or remedy will operate as a waiver of this right, power or remedy, unless otherwise provided in this Agreement. The waiver by either Party of any of the covenants, conditions or agreements to be performed by the other or any breach thereof shall not operate or be construed as a waiver of any subsequent breach of this covenant, condition or agreement.

19.      ASSIGNMENT

         Neither Party may sell, assign or transfer any of its rights, duties or obligations under this Agreement without the prior written consent of the other Party and any assignment not in compliance with this Section 19 is void. Notwithstanding the foregoing, either Party may sell, assign or transfer any of its rights, duties or obligations under this Agreement to an Affiliate (whether by assignment, merger, transfer of assets, sale of stock, operation of law or otherwise) without the prior written consent of the other Party; except that the assignor shall remain fully liable for all of the terms, conditions, duties, covenants and other obligations under this Agreement. A Party, in its sole discretion, may enforce the terms, conditions, duties, covenants and other obligations under this Agreement against the assignor or assignee upon the material breach of this Agreement by either the assignor or assignee.

20.      INDEPENDENT CONTRACTORS

         20.1 Each Party shall perform its obligations under this Agreement as an independent contractor and not as the agent, employee or servant of the other Party.

         20.2 Neither Party nor any person furnished by a Party will be deemed employees, agents or servants of the other Party or entitled to any benefits available under the plans for the other Party's employees.

         20.3 Each Party has and hereby retains the right to exercise full control of and supervision over its own performance of the obligations under this Agreement and retains full control over the employment, direction, compensation and discharge of all employees assisting in the performance of these obligations. Each Party is solely responsible for all matters relating to payment of its employees, including compliance with social security taxes, withholding taxes and all other regulations governing these matters. Each Party is responsible for its own acts and those of its own subordinates, employees, agents and subcontractors during the performance of that Party's obligations under this Agreement.

         20.4 Neither Party may knowingly employ any person during the term of this Agreement to perform services under this Agreement who is a full or part-time employee of the other Party.

21.      INTEGRATION

         This Agreement and all Exhibits, schedules and other attachments incorporated in this Agreement, represent the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede and merge all prior agreements, promises, understandings, statements, representations, warranties, indemnities and inducements to the making of this Agreement relied upon by either Party, whether written or oral.

22.      GOVERNING LAW; ARBITRATION

         This Agreement is governed by the laws of the Commonwealth of Virginia without regard to any choice of law principles that could result in the application of the laws of any other jurisdiction. Any dispute arising out of or related to this Agreement which cannot be resolved by negotiation shall be settled by binding arbitration in accordance with the American Arbitration Association Arbitration Rules and Procedures ("AAA"), as amended by this Agreement. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the Parties unless the arbitration award provides otherwise. Each Party shall bear the cost of preparing and presenting its case. The Parties agree that this provision and the arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The Parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The arbitrator's decision shall follow the plain meaning of relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA. Notwithstanding the foregoing, the Parties hereby mutually agree that a disruption or cessation of services provided by Access One hereunder could cause damages to Talk.com that cannot be adequately remedied or compensated through an award of monetary damages at law. Therefore, the Parties mutually agree and consent that Talk.com may file an action seeking an award of temporary injunctive relief during the pendency of any AAA proceeding. Any such action brought by Talk.com under this Agreement shall be venued in the state or federal courts of Virginia. The Parties each consent to the jurisdiction and venue of these courts and waive any right to object to this jurisdiction and venue.

23.      CONSTRUCTION

         This Agreement is the joint work product of both Parties. Accordingly, in the event of ambiguity, no presumption may be imposed against either Party by reason of document preparation.

24.      HEADINGS

         The headings and numbering of sections and paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms in this Agreement or affect the meaning or interpretation of this Agreement.

25.      THIRD PARTIES

         The provisions of this Agreement and the rights and obligations created under this Agreement are intended for the sole benefit of Access One and Talk.com, and do not create any right, claim or benefit on the part of any person not a Party to this Agreement, including End Users.

26.      TRADE NAMES AND TRADEMARKS

         All trade names, trademarks and service marks owned or employed by a Party or any Subsidiary or Affiliate of that Party, used or employed in the Party's business operation, shall remain the sole and exclusive property of that Party, or such Affiliate, and such trade names, trademarks and service marks shall not be used by the other Party without the prior written consent of the Party or such Affiliate. Each Party shall immediately discontinue any use of the other Party's marks and names upon termination hereof.

27.      UNENFORCEABILITY OF PROVISIONS

         The illegality or unenforceability of any provision of this Agreement does not affect the legality or enforceability of any other provision or portion. If any provision or portion of this Agreement is deemed illegal or unenforceable for any reason, there will be deemed to be made such minimum change in the provision or portion as is necessary to make it valid and enforceable as so modified.

28.      CUMULATIVE RIGHTS AND REMEDIES

         Except as may otherwise be provided in this Agreement, the assertion by a Party of any right or the obtaining of any remedy under this Agreement shall not preclude this Party from asserting or obtaining any other right or remedy, at law or in equity, under this Agreement.

29.      AMENDMENTS

         Except as may otherwise be provided in this Agreement, any amendments or modifications to this Agreement must be in writing and executed by Access One and Talk.com.

30.      SURVIVAL OF PROVISIONS

         Sections  4, 5, 6, 7, 8, 9, 10,  11,  12, 15, 16, 22, 29 and 31 survive the expiration or termination of this Agreement.

31.      COUNTERPARTS

         This Agreement may be executed in several counterparts, each of which constitute an original, but all of which constitute one and the same instrument.

         IN WITNESS WHEREOF, THE Parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

AGREED:

ACCESS ONE COMMUNICATIONS CORP.        TALK.COM HOLDING CORP., INC.


By:/s/ Ken Baritz                       By: /s/ Aloysius T. Lawn IV
   ----------------------------             ------------------------------------

Name: Ken Baritz                        Name: Aloysius T. Lawn IV
      -------------------------               ----------------------------------

Title: CEO                              Title: EVP-General Counsel and Secretary
       ------------------------                ---------------------------------

Date:3-24-00                            Date:03/24/00
     --------------------------              -----------------------------------


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